RespireRx Pharmaceuticals Inc. to Present at the

Jefferies 2016 Healthcare Conference

Glen Rock, N.J., June 8, 2016/Globe Newswire – RespireRx Pharmaceuticals Inc. (OTC QB: RSPI) (“RespireRx” or the “Company”), a leader in the development of medicines for respiratory disorders, including sleep apneas and drug-induced respiratory depression, announced that the Company’s President, CEO and Vice Chairman of the Board of Directors, James S. Manuso, Ph.D., will present at the Jefferies 2016 Healthcare Conference (www.jefferies.com) in New York, New York on Friday, June 10, 2016 at 10:00 AM Eastern Time. The Conference is sponsored by Jefferies & Company, Inc. and is being held at The Grand Hyatt Hotel, New York, New York, from June 7 through June 10, 2016.

Commented Dr. Manuso, “The presentation at the Jefferies Conference will update investors on RespireRx’s strategic initiatives and progress on research and development programs. I look forward to discussing the Company’s ongoing Phase 2A clinical trial evaluating the impact of the proprietary oral ampakine, CX-1739, on opioid-induced respiratory depression.” Dr. Manuso will also provide information on the Company’s other product pipeline candidates, including dronabinol, and the Company’s development timelines. Dr. Manuso concluded, “We look forward to further updating shareholders and other stakeholders on the progress of RespireRx’s scientific, clinical and regulatory development initiatives during 2016.”

Dr. Manuso’s presentation and accompanying slides will be accessible live, via webcast, at http://wsw.com/webcast/jeff97/rspi/lobby=tru. Replays will be available one hour after the presentation at the same link. A copy of the slide deck to be presented at the conference will be available on RespireRx’s website at www.respirerx.com, by clicking on the investors tab and following the links. A copy of the slide presentation to be presented at the conference will be submitted in a filing by the Company with the U.S. Securities and Exchange Commission in a Current Report on Form 8-K prior to the presentation and will also be available in the investors section of the RespireRx website.

About RespireRx Pharmaceuticals Inc.

RespireRx Pharmaceuticals Inc. is a leader in the development of medicines for respiratory disorders, with a focus on sleep apneas and drug-induced respiratory depression. The Company holds exclusive licenses and owns patents and patent applications for certain families of chemical compounds that claim the chemical structures and their use in the treatment of a variety of disorders, as well as claims for novel uses of known drugs.

RespireRx’s pharmaceutical candidates in development are derived from two platforms, as described below.

RespireRx Pharmaceuticals Inc., 126 Valley Road, Suite C, Glen Rock, NJ 07452

www.RespireRx.com

One platform of medicines being developed by RespireRx is a class of proprietary compounds known as ampakines, which act to enhance the actions of the excitatory neurotransmitter glutamate at AMPA glutamate receptors. Several ampakines, in both oral and injectable form, are being developed by the Company for the treatment of a variety of breathing disorders. In clinical studies, select ampakines have shown preliminary efficacy in central sleep apnea and in the control of respiratory depression produced by opioids, without altering the opioid analgesic effects. In animal models of orphan disorders, such as Pompe Disease, spinal cord damage and perinatal respiratory distress, it has been demonstrated that certain ampakines improve breathing function. The Company’s compounds belong to a new class that does not display the undesirable side effects previously reported for other ampakines.

The other platform is the class of compounds known as cannabinoids, including, in particular, dronabinol. Under a license agreement with the University of Illinois, the Company has rights to patents claiming the use of cannabinoids for the treatment of sleep-related breathing disorders. In a double-blind, placebo-controlled, dose-ascending Phase 2A clinical study conducted by the Company, dronabinol produced a statistically significant reduction in the Apnea-Hypopnea Index, the primary therapeutic end-point, and was observed to be safe and well-tolerated in a group of patients with Obstructive Sleep Apnea (“OSA”). The University of Illinois and three other centers have completed the dosing of a potentially pivotal, six week, double-blind, placebo-controlled Phase 2B clinical trial investigating the effects of dronabinol in 120 patients with OSA. The Company is not managing or funding this clinical trial, which is fully funded by the National Heart, Lung and Blood Institute of the National Institutes of Health.

Additional information about the Company and the matters discussed herein can be obtained on the Company’s web-site at www.RespireRx.com or in the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and we intend that such forward-looking statements be subject to the safe harbor created thereby. These might include statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future product demand, supply, manufacturing, costs, marketing and pricing factors are all forward-looking statements.

In some cases, forward-looking statements may be identified by words including “anticipates,” “believes,” “intends,” “estimates,” “expects,” “plans,” and similar expressions include, but are not limited to, statements regarding (i) future research plans, expenditures and results, (ii) potential collaborative arrangements, (iii) the potential utility of our proposed products, and (iv) the need for, and availability of, additional financing.

RespireRx Pharmaceuticals Inc., 126 Valley Road, Suite C, Glen Rock, NJ 07452

www.RespireRx.com

The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties. These forward-looking statements are based on assumptions regarding our business and technology, which involve judgments with respect to, among other things, future scientific, economic and competitive conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, actual results may differ materially from those set forth in the forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies or changes thereto, available cash, research and development results, competition from other similar businesses, and market and general economic factors. This press release should be read in conjunction with the condensed consolidated financial statements (unaudited) and notes thereto included in Item 1 of the Company’s Quarterly Report on Form 10-Q and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the section entitled “Item 1A. Risk Factors.” The Company does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Company Contact:

Jeff Margolis

Vice-President, Treasurer and Secretary

Telephone: (917) 834-7206

E-mail: jmargolis@respirerx.com

RespireRx Pharmaceuticals Inc., 126 Valley Road, Suite C, Glen Rock, NJ 07452

www.RespireRx.com